SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2003

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS.

Charter Communications, Inc. changed its revenue classifications in the third quarter of 2003. Commercial revenue, which use to be included within the video, high-speed data, and other revenue line items on its statement of operations, is now broken out as a separate component of revenue in its September 30, 2003 Form 10-Q filed on November 3, 2003. Exhibit 99.1 gives details of the components of commercial revenue by quarter for 2002 through September 30, 2003. This information is also included on our website at www.charter.com under the caption "Investors & News Center" under the caption "About Us."

ITEM 7. EXHIBITS.

Exhibit Number	Description
99.1	Commercial Revenue by Quarter. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: November 4, 2003

By: /s/ Steven A. Schumm
Name: Steven A. Schumm
Title: Executive Vice President and Chief
Administrative Officer and Interim
Chief Financial Officer (Principal
Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Commercial Revenue by Quarter.